[LOGO]

Exhibit 99.1

[LETTERHEAD]

NEWS RELEASE

CATELLUS ANNOUNCES FIRST QUARTER 2003 RESULTS

SAN FRANCISCO, CALIFORNIA (May 6, 2003)—Catellus Development Corporation (NYSE:CDX) today reported first quarter 2003 earnings per share of $0.26, compared to $0.35 for the same period in 2002. Net income for the first quarter was $23.4 million, compared to $31.5 million for the same period in 2002.

The quarterly decline in net income is due in part to the acceleration of residential sales activity into the first half of last year, in combination with $5.0 million in lease termination fees, net of taxes, in the first quarter of 2002, which were partially offset by $0.7 million of lease termination fees, net of taxes, and $1.0 million in REIT conversion costs, net of taxes, in the first quarter of 2003.

“Our success in accelerating residential lot sales into the first two quarters of last year, combined with our projection that 2003 residential sales will be heavily weighted toward the second half of this year, makes quarterly comparisons difficult,” noted Nelson C. Rising, chairman and CEO of Catellus. “However, we confirm our guidance of 10 percent growth in earnings per share, as adjusted for REIT conversion items, for 2003.

“We are pleased with the performance of our stable rental portfolio, which continued to withstand the pressures of an unpredictable economic environment, providing net operating income that increased 12.6 percent,” commented Mr. Rising. “Additionally, our development pipeline is very active with 14 suburban projects under construction at quarter end, 12 of which are 100 percent pre-leased or under contract for sale.”

The previously announced restructuring of Catellus’ business operations, in order for it to qualify as a real estate investment trust (“REIT”) is in process. A stockholder vote is anticipated to occur in the third quarter of 2003, and, upon stockholder approval, the conversion will be effective January 1, 2004.

Rental Portfolio

•	At March 31, 2003, the rental portfolio totaled 36.7 million square feet. This represents a slight decrease from December 31, 2002, due to the disposition of three buildings totaling 747,000 square feet, offset by the completion of two development properties totaling 494,000 square feet.

•	Three rental properties were sold during the quarter. A 607,000 square foot industrial building was sold to a tenant who exercised a purchase option, and, consistent with the

[LOGO]

company’s continuing effort to upgrade its rental portfolio and target for disposition less occupied or older buildings, a 125,000 square foot industrial building that was 48 percent leased and a 15,000 square foot industrial building that was more than 60 years old were sold.

•	Development properties completed and added to the portfolio during the quarter included a 346,000 square foot industrial building in Romeoville, Illinois, and a 148,000 square foot industrial building in Denver, Colorado. The two buildings are 85 percent leased and represent a total investment of $18.8 million with a projected return on cost, when fully leased, of 9.8 percent.

•	At March 31, 2003, the rental portfolio occupancy was 93.9 percent, as compared to 94.5 percent at December 31, 2002.

•	For the first quarter of 2003, net operating income from the rental portfolio, including equity in earnings of operating joint ventures, increased 12.6 percent to $57.2 million, from $50.8 million for the same period in 2002.

•	During the first quarter of 2003, Catellus completed lease transactions on 1.2 million square feet of second-generation space. This includes approximately 627,000 square feet of space that had been vacant for more than 12 months and 614,000 square feet of space that was renewed with an existing tenant or re-leased to a new tenant within 12 months of prior occupancy.

Development and Investment Activity

•	Construction starts during the first quarter of 2003 totaled 1.2 million square feet in four buildings, all of which will be added to Catellus’ rental portfolio upon completion: a 223,000 square foot industrial building in Shawnee, Kansas, leased to Ford Motor Company, and three distribution/warehouse buildings totaling 977,000 square feet in Atlanta, Georgia, leased to APL Logistics.

•	At March 31, 2003, total construction in progress was 4.7 million square feet, of which 2.6 million square feet will be added to Catellus’ rental portfolio upon completion, 1.0 million square feet will be owned in joint ventures; 845,000 square feet will be sold upon completion; and 185,000 square feet is being developed for a fee on land sold to others.

•	For the 2.6 million square feet under construction that will be added to Catellus’ rental portfolio, the projected total cost of development is $95.2 million. These buildings are 87.2 percent pre-leased and, when fully leased, are projected to yield a return on cost of approximately 10.3 percent.

[LOGO]

•	During the quarter, a 145,000 square foot building was completed as a fee development for Champion Windows in Denver, Colorado.

•	During the quarter, the company acquired 216 net acres of land in Aurora, Colorado, a suburb of Denver, for $7.1 million. The property is capable of supporting approximately 4 million square feet of commercial space.

•	Residential lot and home sales during the quarter, in direct sales and through joint ventures, totaled 329. These sales included 21 lots at Victoria by the Bay in Hercules, California; 7 lots at Serrano in El Dorado Hills, a suburb of Sacramento, California; and 259 lots and 42 homes at Talega in San Clemente, California.

•	As recently announced, subsequent to the quarter, Kellogg USA, Inc. signed a five-year lease for a 450,000 square foot build-to-suit distribution facility at Kaiser Commerce Center in Fontana, California.

•	Also subsequent to the quarter end, Ford Motor Company signed a 10-year lease for a 250,000 square foot build-to-suit distribution facility in Winchester, Virginia. Upon this building’s completion, which is projected for January 2004, Ford will lease a total of 1.8 million square feet of distribution/warehouse space in six locations, all of which will have been developed since May of 2002.

Supplemental Reporting Measure

Funds from operations (“FFO”) is a supplemental non-GAAP financial measurement used widely by REITs that we believe provides useful information to investors as a measure of our performance. FFO is defined as: net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales or write-down of certain assets, cumulative effect of change in accounting principle, items relating to the REIT conversion, compensation expense associated with the stock option exchange offer (initial exchange only, any charge associated with subsequent issuances will be included in FFO), gain from sales of the desert land, and all activities associated with the residential and urban groups (reflected as ‘non-FFO operations’), plus depreciation and amortization (excluding depreciation on personal property) and after adjustments for unconsolidated entities. Adjustments for unconsolidated entities are calculated on the same basis. FFO does not represent cash flow from operations, as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. We believe the above calculation of FFO is consistent with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, other REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by other REITs may not be comparable to FFO as used by us.

[LOGO]

Pro-forma FFO decreased 7.9 percent to $38.7 million for the first quarter of 2003, compared to $42.0 million for the same period in 2002. On a per share basis, first quarter FFO decreased 8.5 percent to $0.43, compared to $0.47 for the first quarter of 2002. The decrease is due primarily to higher lease termination fees received in the first quarter of 2002. A reconciliation of FFO to GAAP net income is included in the financial tables accompanying this press release.

* * * * * *

Catellus Development Corporation will hold a conference call to discuss this quarter’s results on May 7, 2003, at 9:00 AM Pacific Time (12:00 Noon Eastern). The dial-in phone number for the call is (888) 428-4478. International callers should dial (612) 288-0329. The conference call will also be broadcast live over the Internet from the Catellus website at www.catellus.com and from StreetEvents at www.streetevents.com. A replay of the conference call will be available over the Internet from both websites until May 7, 2004. A telephonic replay will be available by dialing (800) 475-6701(domestic) or (320) 365-3844 (international) and entering access code 682287. The telephonic replay will be available through May 21, 2003.

The first quarter 2003 Supplemental Financial Package is available from our home page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at 415-974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that owns and operates approximately 36.7 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. The company’s principal objective is sustainable, long-term growth in earnings, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its business. More information on the company is available at www.catellus.com.

Except for historical matters, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law.

These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: ability to satisfy the various requirements for consummating the conversion of our business to a real estate investment trust (REIT); changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; weather conditions and other natural occurrences that

[LOGO]

may affect construction or cause damage to assets; changes in income taxes or tax laws; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors.

For further information, you should refer to Catellus Development Corporation’s report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission.

Information contained in this press release is not a substitute for the preliminary proxy statement/prospectus that is part of the registration statement on Form S-4 of Catellus SubCo, Inc., which was filed with the Securities and Exchange Commission (“SEC”) on May 2, 2003 in connection with the proposed conversion of Catellus Development Corporation to a REIT. The preliminary proxy statement/prospectus is a proxy statement of Catellus Development Corporation and a prospectus of Catellus SubCo, Inc. STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AS WELL AS THE FINAL PROXY STATEMENT/PROSPECTUS WHEN FILED WITH THE SEC, BECAUSE OF IT’S IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS, ABOUT CATELLUS DEVELOPMENT CORPORATION AND THE PROPOSED REIT CONVERSION. The registration statement on Form S-4 and proxy statement/prospectus, as well as other documents of Catellus Development Corporation and Catellus SubCo, Inc. which will be filed with the SEC, are or will be available free of charge at the SEC’s website (http://www.sec.gov) or by directing a request for such a filing to Catellus Development Corporation at 201 Mission Street, Second Floor, San Francisco, California, 94105, Attn.: Director of Investor Relations, or by telephone at (415) 974-4649, or email at InvestorRelations@catellus.com.

Contacts:

Margan Mitchell	Minnie Wright
Corporate Communications	Investor Relations
(415) 974-4616	(415) 974-4649

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Properties	$2,476,382	$2,448,081
Less accumulated depreciation	(413,127)	(399,923)

	2,063,255	2,048,158
Other assets and deferred charges, net	287,792	273,853
Notes receivable, less allowance	31,408	44,947
Accounts receivable, less allowance	13,565	14,211
Assets held for sale	—	2,760
Restricted cash and investments	41,801	36,593
Cash and cash equivalents	201,499	274,927

Total	$2,639,320	$2,695,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage and other debt	$1,498,321	$1,500,955
Accounts payable and accrued expenses	97,339	117,493
Deferred credits and other liabilities	155,670	151,466
Liabilities associated with assets held for sale	—	3,233
Deferred income taxes	316,277	318,970

Total liabilities	2,067,607	2,092,117

Minority interests	—	57,363

Stockholders’ equity
Common stock—110,965 and 110,817 shares issued, 87,318 and 87,170, shares outstanding at March 31, 2003 and December 31, 2002, respectively	1,109	1,108
Paid-in capital	533,694	531,362
Treasury stock, at cost (23,647 shares at March 31, 2003 and December 31, 2002)	(401,082)	(401,082)
Accumulated earnings	437,992	414,581

Total stockholders’ equity	571,713	545,969

Total	$2,639,320	$2,695,449

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Rental properties:
Rental revenue	$74,137	$62,967
Property operating costs	(19,446)	(15,701)
Equity in earnings of operating joint ventures, net	2,523	3,521

	57,214	50,787

Property sales and fee services:
Sales revenue	8,010	54,694
Cost of sales	(2,972)	(39,085)

Gain on property sales	5,038	15,609
Equity in earnings of development joint ventures, net	3,854	7,447

Total gain on property sales	8,892	23,056
Management and development fees	2,084	1,132
Selling, general and administrative expenses	(5,492)	(7,850)
Other, net	2,825	9,954

	8,309	26,292

Interest expense	(16,807)	(12,571)
Depreciation and amortization	(16,568)	(13,438)
Corporate administrative costs	(4,399)	(4,102)
Gain (loss) on non-strategic asset sales	5,879	(238)
Other, net	249	67
REIT transition costs	(1,558)	—

Income before minority interests, income taxes, and discontinued operations	32,319	46,797
Minority interests	—	(1,527)

Income before income taxes and discontinued operations	32,319	45,270

Income tax expense	(11,732)	(18,209)

Income from continuing operations	20,587	27,061

Discontinued operations, net of tax:
Gain from disposal of discontinued operations	2,639	4,505
Income (loss) from discontinued operations	185	(82)

Gain from discontinued operations	2,824	4,423

Net income	$23,411	$31,484

Income per share from continuing operations:
Basic	$0.24	$0.31

Assuming dilution	$0.23	$0.30

Income per share from discontinued operations
Basic	$0.03	$0.05

Assuming dilution	$0.03	$0.05

Net income per share
Basic	$0.27	$0.36

Assuming dilution	$0.26	$0.35

Average number of common shares outstanding—basic	87,255	86,652

Average number of common shares outstanding—diluted	89,944	89,115

CATELLUS DEVELOPMENT CORPORATION

RECONCILIATION OF NET INCOME TO FFO

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Net Income before REIT transition costs	$24,346	$31,484
REIT transition costs(a)	(935)	—

Net Income	23,411	31,484
Tax savings	9,215	13,908
Non-FFO operations	(6,334)	(9,522)
Depreciation	16,765	13,512
Gain on property sales	(4,388)	(7,415)

Pro Forma funds from operations (FFO)	$38,669	$41,967

Pro Forma FFO per share—basic	$0.44	$0.48

Pro Forma FFO per share—diluted	$0.43	$0.47

Average number of common shares outstanding—basic	87,255	86,652

Average number of common shares outstanding—diluted	89,944	89,115

(a)	Amount includes 40%, or $623K, of tax benefit.

RECONCILIATION OF GAAP AND PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

REIT OPERATING STRUCTURE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2003
	Reconciliation of GAAP and Proforma Consolidated Statements of Operations			REIT Operating Structure
	Q1 2003 Actual	Adjustments	Consolidated REIT	Core Operations	Non-FFO Operations	Consolidated REIT
Rental properties:
Net Operating Income	$54,691	$—	$54,691	$54,691	$—	$54,691
Equity in earnings of operating joint ventures, net	2,523	—	2,523	2,523	—	2,523

	57,214	—	57,214	57,214	—	57,214

Property sales and fee services:
Sales revenue	8,010	—	8,010	3,998	4,012	8,010
Cost of sales	(2,972)	—	(2,972)	(2,341)	(631)	(2,972)

Gain on property sales	5,038	—	5,038	1,657	3,381	5,038
Equity in earnings of development joint ventures, net	3,854	—	3,854	—	3,854	3,854

Total gain on property sales	8,892	—	8,892	1,657	7,235	8,892
Management and development fees	2,084	—	2,084	829	1,255	2,084
Selling, general and administrative expenses	(5,492)	—	(5,492)	(2,907)	(2,585)	(5,492)
Other, net	2,825	—	2,825	1,649	1,176	2,825

	8,309	—	8,309	1,228	7,081	8,309

Interest expense	(16,807)	—	(16,807)	(16,807)	—	(16,807)
Depreciation and amortization	(16,568)	—	(16,568)	(16,272)	(296)	(16,568)
Corporate administrative costs	(4,399)	—	(4,399)	(3,849)	(550)	(4,399)
Gain on non-strategic asset sales	5,879	—	5,879	—	5,879	5,879
Other, net	249	—	249	249	—	249
REIT transition costs	(1,558)	—	(1,558)	—	(1,558)	(1,558)

Income before minority interests and income taxes	32,319	—	32,319	21,763	10,556	32,319
Minority Interest	—	—	—	—	—	—
Income tax expense	(11,732)	7,333	(4,399)	(177)	(4,222)	(4,399)

Income from continuing operations	20,587	7,333	27,920	21,586	6,334	27,920

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	2,639	1,759	4,398	4,398	—	4,398
Gain from discontinued operations	185	123	308	308	—	308

Gain from discontinued operations	2,824	1,882	4,706	4,706	—	4,706

Net income	$23,411	$9,215	$32,626	$26,292	$6,334	$32,626

Add Gross depreciation				16,403
Less FF & E depreciation				(538)

Add real estate depreciation				15,865

Add Joint Venture’s depreciation				900
Less gain on property sales				(4,388)

FFO				$38,669

FFO per share
Basic				$0.44

Assuming dilution				$0.43

Average number of common shares outstanding—basic				87,255
Average number of common shares outstanding—diluted				89,944

CATELLUS DEVELOPMENT CORPORATION

RECONCILIATION OF GAAP AND PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

REIT OPERATING STRUCTURE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2002
	Reconciliation of GAAP and Proforma Consolidated Statements of Operations			REIT Operating Structure
	Q1 2002 Actual	Adjustments	Consolidated REIT	Core Operations	Non-FFO Operations	Consolidated REIT
Rental properties:
Net Operating Income	$47,266	$—	$47,266	$47,266	$—	$47,266
Equity in earnings of operating joint ventures, net	3,521	—	3,521	3,521	—	3,521

	50,787	—	50,787	50,787	—	50,787

Property sales and fee services:
Sales revenue	54,694	—	54,694	26,238	28,456	54,694
Cost of sales	(39,085)	—	(39,085)	(23,839)	(15,246)	(39,085)

Gain on property sales	15,609	—	15,609	2,399	13,210	15,609
Equity in earnings of development joint ventures, net	7,447	—	7,447	—	7,447	7,447

Total gain on property sales	23,056	—	23,056	2,399	20,657	23,056
Management and development fees	1,132	—	1,132	574	558	1,132
Selling, general and administrative expenses	(7,850)	—	(7,850)	(2,085)	(5,765)	(7,850)
Other, net	9,954	—	9,954	8,458	1,496	9,954

	26,292	—	26,292	9,346	16,946	26,292

Interest expense	(12,571)	—	(12,571)	(12,571)	—	(12,571)
Depreciation and amortization	(13,438)	—	(13,438)	(13,105)	(333)	(13,438)
Corporate administrative costs	(4,102)	—	(4,102)	(3,589)	(513)	(4,102)
Gain on non-strategic asset sales	(238)	—	(238)	—	(238)	(238)
Other, net	67	—	67	59	8	67

Income before minority interests and income taxes	46,797	—	46,797	30,927	15,870	46,797
Minority Interest	(1,527)	—	(1,527)	(1,527)	—	(1,527)
Income tax expense	(18,209)	10,949	(7,260)	(912)	(6,348)	(7,260)

Income from continuing operations	27,061	10,949	38,010	28,488	9,522	38,010

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	4,505	3,014	7,519	7,519	—	7,519
Loss from discontinued operations	(82)	(55)	(137)	(137)	—	(137)

Gain from discontinued operations	4,423	2,959	7,382	7,382	—	7,382

Net income	$31,484	$13,908	$45,392	$35,870	$9,522	$45,392

Add Gross depreciation				13,218
Less FF & E depreciation				(514)

Add real estate depreciation				12,704

Add Joint Venture's depreciation				808
Less gain on property sales				(7,415)

FFO				$41,967

FFO per share
Basic				$0.48

Assuming dilution				$0.47

Average number of common shares outstanding—basic				86,652
Average number of common shares outstanding—diluted				89,115